Exhibit 23(b)

KPMG Peat Marwick LLP (letterhead)
Two Central Park Plaza      Telephone 402-348-1450  Telefax 402-348-0152
Suite 1501
Omaha, NE 68102

233 South 13th Street       Telephone 402-476-1216  Telefax 402-476-1944
Suite 1600
Lincoln, NE  68508-2041



                     ACCOUNTANTS' CONSENT
                     --------------------

The Board of Directors
Valmont Industries, Inc.:


We consent to incorporation by reference in Registration Statement Nos. 2-88663, 33-21680, 33-57117 and 333-02785 of Valmont
Industries, Inc. and subsidiaries on Form S-8 of our report dated February 16, 1996 relating to the consolidated statements of operations, shareholders' equity and cash flows for the year ended December 30, 1995 and the related consolidated financial statement schedule for the year ended
December 30, 1995 which reports appear in or are incorporated by reference in the December 27, 1997 Annual
Report on Form 10-K of Valmont Industries, Inc.


                                      /S/KPMG Peat Marwick LLP
                                         KPMG Peat Marwick LLP


Omaha, Nebraska
March 24, 1998

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